Exhibit 23.1


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use in the Registration Statement and Prospectus of NAVIDEC, Inc. of our report dated March 5, 1998, accompanying the consolidated financial statements of NAVIDEC, Inc. contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.





/s/  Hein + Associates LLP
--------------------------
HEIN + ASSOCIATES LLP

Denver, Colorado
January 26, 1999